SECURITIES AND EXCHANGE COMMISSION

                              WASHINGTON, DC 20549




                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934



Date of report (Date of earliest event reported)       May 19, 2003
                                                  ----------------------

                                Tumbleweed, Inc.
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               (Exact Name of Registrant as Specified in Charter)

           Delaware                       333-579231              61-1327945
--------------------------------  ------------------------- --------------------
(State or Other Jurisdiction of    (Commission File Number)     (IRS Employer
        Incorporation)                                      Identification No.)


2301 River Road, Suite 200, Louisville, KY               40206
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(Address of Principal Executive Offices)              (Zip Code)



         Registrant's telephone number, including area code 502-893-0323
                                                           -------------

No change since last report.
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(Former Name or Former Address, if Changed Since Last Report)



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Item 5.  Other Events and Regulation FD Disclosure.


         Tumbleweed, Inc. today announced that its Board of Directors has preliminarily approved a proposed one-for-5000 reverse stock split to be followed immediately by a 5000-for-one forward stock split. Persons otherwise entitled to receive less than one share in the reverse stock split would instead receive cash in the amount of $1.10 per share. The proposed transaction is subject to the recommendation of a special committee appointed by the Board of Directors, the receipt of a fairness opinion from a financial advisor, final Board approval and the approval of shareholders.

         The proposed transaction, if approved, would reduce the number of shareholders below the level at which the Company would be required to continue to file reports with the SEC. The Company will provide further information to shareholders if and when the terms of the transaction are finalized in accordance with SEC rules.

         A copy of the press release release announcing the proposed transaction is attached hereto and incorporated herein by reference.

Item 7.  Financial Statements and Exhibits.

         (a)      Financial Statements of Business Acquired.

                  Not applicable.

         (b)      Pro Forma Financial Information.

                  Not applicable.

         (c)      Exhibits.

                  99.1     Press Release dated May 19, 2003.


                                   SIGNATURES

         Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                 TUMBLEWEED, INC.

                                 By: /s/ Glennon F. Mattingly
                                     Glennon F. Mattingly
                                     Vice President and Chief Financial Officer

May 19, 2003



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                                INDEX TO EXHIBITS


Exhibit No.                Description of Exhibit



99.1                       Press Release dated May 19, 2003






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